CONSENT



We have issued our report dated February 20, 1998 accompanying the consolidated financial statements of LarsonoDavis Incorporated and Subsidiaries appearing in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

                                          /s/ Grant Thornton LLP

                                          GRANT THORNTON LLP

Provo, Utah
May 20, 1998